Exhibit 10.22

COMMERCIAL LEASE

between

116 RENNER PARTNERS, L.L.C.

LESSOR

and

ICOP DIGITAL, INC.

LESSEE

Dated April 12, 2005

Salient Lease Terms

Lease Date:	April 12, 2005

Lessor:	116 Renner Partners, L.L.C.
Lessor Address:	10902 S. 120th Terrace, Overland Park, KS 66213
Lessor Phone:	(913)
Lessor Fax:	(913)

Lessee:	ICOP Digital, Inc:
Lessee Address:	16801 W. 116th Street, Lenexa, KS 66219
Lessee Phone:	(913) 338-5550
Lessee Fax:	(913) 469-1662

Building:

Premises:	All of Building B, a 12,800 square foot building at 116th & Renner, Lenexa, Kansas as shown on the floor plan(s) included as exhibit B attached hereto

Commencement Date:	July 1, 2005

Initial Lease Term:	Five (5) years

Initial Lease Term Expiration Date:	June 30, 2010

Renewal Term:	Two (2) renewal terms of Five (5) years each

Renewal Term Basic Rent:	$176,000.00 per annum

Lessee’s Pro Rata Share of Centre:

Additional Rent:	As provided throughout this Lease:

Prepaid Rent:

Security Deposit:	Sixty Thousand ($60,000.00) Dollars

Brokers:	White and Associates Fishman and Company Realtors

THIS COMMERCIAL LEASE (the “Lease”) is made as of the        day of April, 2005 between 116 Renner Partners, L.L.C., a Kansas Limited Liability Company, having an address of 10902 S. 120th Terrace, Overland Park, Kansas 66213, (“LESSOR”), and ICOP Digital, Inc., 16801 W. 116th Street, Lenexa, KS 66219, (“LESSEE”).

LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR, the following described premises in the City of Lenexa, Johnson County, Kansas :

The 12,800 sq. ft. building located at 16801 W. 116th Street, Lenexa, KS 66219 that is more particularly described by the site plan and other descriptions attached hereto collectively on Exhibit A as Building B Lot B, being leased to Lessee hereunder and so designated on Exhibit A, together with all of the improvements, structures, fixtures, and appurtenances now or hereafter erected or permitted therein pursuant to this Lease are collectively referred to herein as the “Premises” together with the non-exclusive right of access to the Premises through all driveways from public streets and reciprocal easement agreement affecting the property.  All parking, loading and green space areas adjacent thereto legally described on the attached Exhibit A are collectively referred to herein as the “Common Areas”.

1.             TERM:

1.1           The term of this Lease (the “Term”) shall commence on July 1, 2005, and shall continue for five (5) years, ending on June 30, 2010, unless sooner terminated in accordance with the provisions hereof.

1.2           Should the tenant improvements provided for in this Lease be completed on or before, then Lessee will take possession of the Premises on July 1, 2005 subject to the terms and conditions hereof and shall pay the rent provided for in section 2.2 hereof.

1.3           Providing that LESSEE shall not then be in default hereunder, LESSEE shall have two (2) five-year options to extend the Term, exercisable by giving written notice of exercise of such to LESSOR given not later than one hundred eighty (180) days prior to the end of the initial Term with respect to the first five year option and not later than one hundred eighty (180) days prior to the end of the First Extended Term with respect to the Second Five Year option..

2.             RENTAL: The basic rental for the Premises shall be as follows:

2.1 For the period commencing with the Commencement Date and ending five years following the first day of the first full month following the Commencement Date, basic rental shall be One Hundred Seventy-Six thousand ($176,000.00) Dollars per annum, payable in equal monthly installments of Fourteen Thousand Six Hundred Sixty-six & 67/100 ($14,666.67) Dollars.

2.2 For the first optional extension of the term (the period commencing July 1, 2010 and ending June 30, 2015), annual basic rental shall be equal to the rate for the Initial Term plus that percent of Base rent for the initial term equal to the percentage increase in the Consumer Price Index between the Commencement Date of the Lease and the last date of the Initial Term. For the second optional extension of the term (the period commencing July 1, 2015 and ending June 30, 2020), annual basic rental shall be equal to the rate for the Initial Term plus that percent of Base rent for the initial term equal to the percentage increase in the Consumer Price Index between the Commencement date of the Lease and the date of the termination of the first optional extension. The term Consumer Price Index shall mean the Midwest Region, all urban index published by the Bureau of Labor Statistics (1982-1984 = 100).

2.3 The basic rental for the Premises shall be paid without deduction or setoff, each due and payable to LESSOR on the first day of each and every month of the Term in advance, at the above address (or such other place as LESSOR may designate from time to time). Any rentals or additional rentals not received by LESSOR within ten (10) days after the due date set forth herein shall be subject to a late charge of five percent (5%) of the amount thereof, in accordance with Section 24 herein; provided, however, that in the event that rentals are received more than ten (10) days late twice in any twelve (12) month period, then for a period of twelve (12) months thereafter, the late charge shall be ten (10%) percent for any rents or additional rents which are received ten (10) or more days late. Failure by LESSEE to pay said late charge shall constitute a default of this Lease by LESSEE.

3. TENANT IMPROVEMENTS: LESSOR is to prepare the Premises for LESSEE’S use and occupancy by constructing the improvements as set forth in the plans and specifications attached as Exhibits B which are incorporated herein by this reference (the “Tenant Improvements”). All such plans and specifications must be approved by LESSEE and LESSOR and the contractor constructing such tenant improvements prior to letting of the Construction Contract, which approval shall not be unreasonably withheld or delayed. The Tenant Improvements are estimated to cost Two Hundred Seventy-Five Thousand and no/100 ($275,000.00) Dollars (the “Improvement Costs”). LESSOR agrees to pay the first $275,000 of such Improvement Costs. Should the actual costs for the Tenant Improvements exceed $275,000.00, then LESSEE agrees to pay 100% of the excess costs on the day its securities offering is funded but in no event later than August 1, 2005. LESSOR will construct the Tenant improvements in accordance with those certain plans and drawings attached as Exhibit B and prepared by Nolte & Associates, P.A. (the Lessee Finish Architects) and dated March 8,2005 as approved by LESSOR (such plans and drawings, other plans and specifications and any supplement, amendment or other modifications of any of the foregoing hereafter made being collectively referred to herein as the “Lessee’s Plans”). In addition, LESSEE shall pay LESSEE’S architectural tenant finish fees to Nolte & Associates prior to the close of LESSEE’S securities offering. Upon funding of such offering, but in no event later than August 1, 2005, LESSOR shall reimburse LESSEE for all such architectural fees which have been paid by LESSEE and shall be the party responsible to pay any remaining or future fees due such architect for its services in connection with the leased premises. Nolte & Associates fees are not part of the Improvement Costs subject to the $275,000 maximum to be paid by Lessor.

4.             POSSESSION AT BEGINNING OF TERM:

4.1           LESSOR shall use due diligence to give possession as early as possible upon signing of the Lease. It is understood that if LESSOR shall be unable to give LESSEE occupancy of the Premises hereby leased at the time above provided, LESSOR shall not be liable for damages to the LESSEE therefor, but during the period LESSEE shall be unable to occupy said Premises as hereinbefore provided, the rental therefor shall be abated and at the option of LESSOR the Term may be extended to the full original Term recited in Section 1 herein, and the commencement date of this Lease, ending date and option dates (if any) shall be modified in accordance therewith. LESSOR shall use due diligence to cause the Tenant Improvements to be substantially completed on or before the commencement date.

4.2           Left Blank Intentionally.

4.3           Notwithstanding the provisions of Section 4.1 hereof, LESSEE shall be given access to the Premises on July 1, 2005, solely for the purpose of allowing LESSEE to commence installation of fixtures, racks and other improvements. Such prior occupancy shall be subject to the terms of this Lease except that LESSEE shall have no obligation to pay any rent for the period prior to July 1, 2005, unless LESSEE commences the conduct of all or any part of its business from the premises prior to such date and takes possession of the Premises in accordance with Section 1.2.

5.             PERMITTED USE OF PREMISES:  LESSEE covenants, warrants and represents to LESSOR that the Premises shall be used and occupied only for the conduct of business lawful in the State of Kansas and permissible under current zoning by the City of Lenexa and as will not adversely affect the building structure, floor and other paving, and for no other purpose. LESSEE shall not use the Premises for any other purpose without first having secured the written consent of LESSOR. LESSEE shall occupy the leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any neighbors. LESSEE shall not commit or suffer to be committed any waste on the leased Premises. Nor shall LESSEE use the Premises for storage or processing of any toxic or hazardous materials, pesticides, solvents, flammable products without LESSOR’S written consent in each instance.

6.             INSURANCE:  LESSEE shall pay to LESSOR, during the term hereof, as additional rent, its pro rata share of the insurance premiums for any property insurance carried by LESSOR covering the Building (the “Building Insurance Premium”). Such pro rata share is defined as that fraction of the insurance premiums the numerator of which is the total square footage in the Premises and the denominator of which is the total square footage in all premises to which the Building Insurance Premium is applicable. In the event that the property insurance carried by LESSOR covering the Building is a blanket policy in which other properties not related to the Building are included, the Building Insurance Premium shall be calculated as that portion of such blanket policy insurance premium which, in LESSOR’S good faith judgment, is properly allocable to the Building. The sum due under this paragraph shall be in addition to that which may be due under any other paragraph of this Section 6. LESSEE shall pay any such premium portion to LESSOR within ten (10) days after receipt by LESSEE of LESSOR’S billing therefor.

LESSOR may, at its option, estimate the amount of insurance premiums for property insurance to be due in the future from LESSEE and collect from LESSEE on a monthly or quarterly basis, at LESSOR’S option, the amount of LESSEE’S estimated insurance premium obligation. Prior to April 1st of each year, LESSOR shall provide LESSEE with a reconciliation of LESSEE’S account along with a billing for any shortage in the event of a deficiency or statement for credit applicable to the next ensuing insurance premium payments, if an overpayment has been made by LESSEE. For the year 2005, LESSEE’S pro rata share for insurance premiums is estimated to be Five Hundred Dollars ($500.00) per month.

No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Premises are located or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall LESSEE sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of “All Risk” fire insurance policies. LESSEE shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Premises or the Building.

LESSEE agrees to pay to LESSOR, as additional rent, (1) any increase in premiums on policies which may be carried by LESSOR on the Premises, or the Building, or any blanket policies which include the Building, covering damage thereto and loss of rent caused by fire and other perils above the rates for the least hazardous type of occupancy for industrial warehousing, office and distribution operations, and (2) all increases in such premiums resulting from the nature of LESSEE’S occupancy or any act or omission of LESSEE. All payments of additional rent by LESSEE to LESSOR pursuant to this Section shall be made within ten (10) days after receipt by LESSEE of the LESSOR’S billing therefor.

LESSEE shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Premises a policy or policies providing protection against any peril included within the classification “All Risk” to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than Five Thousand Dollars ($5,000.00). LESSEE shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. LESSEE shall also maintain insurance for all plate glass upon the Premises. All insurance specified in this Section to be maintained by LESSEE shall be maintained by LESSEE at its sole cost.

LESSEE shall, at LESSEE’S expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring LESSEE against the risks of bodily injury and property damage, personal injury, contractual liability, completed operation, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less that One Million and no/100 ($1,000,000.00) Dollars per occurrence with a One Million and no/100 ($1,000,000.00) Dollar annual aggregate and an umbrella policy of Five Million and no/100 ($5,000,000.00) for any one occurrence. LESSOR and any lender or another party in interest designated by LESSOR shall be named as additional insured(s). The policy shall contain a cross liability endorsement and shall insure performance by LESSEE of the indemnity provisions of this Lease; shall cover contractual liability; shall be primary, not contributing with, and not in excess of coverage which LESSOR may carry; shall state that LESSOR is entitled to recovery for the negligence of LESSEE even though LESSOR is named as an additional insured; shall provide for severability of interests; shall provide that an act or omission of one of the insured or additional insured which would void or otherwise reduce coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of LESSEE hereunder. Not more frequently than annually, if, in LESSOR’S judgment, the amount of liability insurance required hereunder is not adequate, LESSEE shall promptly increase said insurance coverage as required by LESSOR. LESSEE shall furnish LESSOR with a certificate or certificates of insurance regarding such insurance so maintained by LESSEE, naming LESSOR and LESSOR’S mortgagees as additional insureds and stating that such insurance may not be modified or canceled, nor the coverage thereunder reduced, except upon thirty (30) days’ prior written notice to LESSOR and LESSOR’S mortgagees.

LESSEE shall also carry insurance in at least the amounts reasonably required by LESSOR from time to time against damage to the LESSEE’S contents and improvements caused by water, including without limitation due to leaking from or failure of the roof, walls or windows of any such building or other improvement in the Premises or of which the Premises are a part. LESSEE shall also carry any other insurance in at least the amounts as may from time to time be reasonably required by LESSOR against other insurable hazards which at the time are commonly insured against in the case of LESSEE’S contents and improvements. If the Premises or the Building are subject to any mortgage(s), such mortgagee(s) shall have the right of prior approval over any insurance policies, and LESSEE agrees to make any changes in the same or to procure any additional insurance which such mortgagee(s) may reasonably request.

All insurance policies required to be carried by Lessee hereunder shall conform to the following requirements: (a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued form time to time throughout the term as follows: Policyholder’s rating of A; financial rating of not less than VII; (b) The insurer shall be qualified to do business in the state of Kansas; (c) The policy shall be in a form and include such endorsements as are acceptable to LESSOR; (d) Certificates of insurance shall be delivered to Lessor at commencement of the term and certificates of renewal at least thirty (30) days prior to the expiration of each policy; and (e) each policy shall require that Lessor be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amount of insurance carried.

7.             INDEMNITY:  LESSEE covenants at all times to save LESSOR harmless from all loss, liability, cost or damages that may occur or be claimed with respect to any person or persons, corporation, or property on the Premises resulting from any act done or omission by or through LESSEE, its agents, employees, invitees, or any person on the Premises by reason of LESSEE’S use or occupancy or resulting from LESSEE’S non-use or possession of the Premises and any and all loss, cost liability, or expense resulting therefrom.

8.             TAXES:  The terms “Real Property Taxes” and “Taxes” are used interchangeably.  Real Property Taxes, as used in this Lease shall include all Real Property Taxes on the building,

the Building, the land on which the Building is situated, and the various estates in the Building and the land, including this Lease, as well as all personal property taxes levied on the property used in the operation of the Building or land, whether or not now customary or within the contemplation of the parties to this Lease. Taxes also shall include the reasonable cost to Lessor of contesting the amount, validity, or applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of LESSOR in the Premises, the Building or in the real property of which the Premises and the Building are a part, as against LESSOR’S right to rent or other income therefrom, or as against LESSOR’S business of leasing the Premises, the Building or in the real property of which the Premises and the Building are a part, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use or occupancy by LESSEE, of the Premises or any portion thereof, or the Building or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. The term “Real Property Taxes” or “Taxes” shall not include any tax which may be levied upon or against the net income or profits of LESSOR or its successors or assigns.

With respect to any general or special assessments which may be levied upon or against the Premises or the Building, or the underlying realty, or which may be evidenced by improvement or other bonds, and which may be paid in annual or semi-annual installments, only the current amount of such installment, pro rated for any partial year, and statutory interest, shall be included within the computation of Taxes for which LESSEE is responsible hereunder.

LESSEE shall pay, as additional rent, to LESSOR, within Twenty (20) days after receipt of billing, all of Real Property Taxes stated in the tax bill for the Premises, including the parking and Common Areas as shown on Exhibit A. Site Plan

LESSOR may, at its option, estimate the amount of Taxes next due and collect from LESSEE on a monthly or quarterly basis, at LESSOR’S option, the amount of LESSEE’S estimated tax obligation. Within a reasonable period following the end of each tax fiscal year during the term, LESSOR shall provide LESSEE with a reconciliation of LESSEE’S account with respect to such estimated tax payments. In event it is established upon such reconciliation that LESSEE has not paid sufficient amount in estimated tax payments to cover its pro rata share for the year in question, LESSEE shall pay to LESSOR the full amount of any such shortage within Twenty (20) days of date of billing. If it is established that LESSEE has made an overpayment of its tax obligation upon such reconciliation, LESSEE shall receive a credit applicable to the next ensuing estimated tax payments. For the year 2005, LESSEE’S pro rata share for taxes is estimated to be One Thousand Nine Hundred Dollars ($1,900.00) per month

LESSEE shall pay prior to delinquency all Taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of LESSEE contained in the Premises or elsewhere. When possible, LESSEE shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of LESSOR. If any of LESSEE’S said personal property shall be assessed with LESSOR’S real property, LESSEE shall pay LESSOR Taxes attributable to LESSEE within

Twenty (20) days after receipt of a written statement setting forth the Taxes applicable to LESSEE’S property.

It is the intention of LESSOR and LESSEE that the rental received by LESSOR be net of any Taxes of any sort to be paid by LESSOR, subject to the exclusions stated herein. In the event it shall not be lawful for LESSEE to reimburse LESSOR for any of the Taxes covered by this Section, the Basic Rent payable to LESSOR under the terms of this Lease shall be increased by the amount of the portion allocable to LESSEE so as to net to LESSOR the amount which would have been receivable by LESSOR if such tax had not been imposed.

Unless hereafter waived in writing by LESSOR as to the taxes or assessments for the Premises or Building for a given year, LESSEE and LESSOR shall have the concurrent right to appeal or contest, the valuation, classification and any other factor employed in calculating taxes and assessments on the Premises and the Building. Should LESSEE choose not to appeal or contest the Taxes and LESSOR pursues such appeal in good faith, LESSEE shall reimburse LESSOR for LESSEE’S proportionate share of the cost and expense incurred by LESSOR in any such appeal or contest within fifteen (15) days of receipt of an invoice or statement therefor from the LESSOR; provided that if LESSEE acts as LESSOR’S agent in making any appeal or contest of taxes, assessments or valuation, LESSEE shall be solely responsible for all costs incurred in such appeal or contest and at all times shall either keep the premises free and clear from any tax or other lien during the pendency of the contest or appeal or shall deposit with the LESSOR a sum equal to the amount that the LESSOR would need to pay, including all interest and penalties, in order to release the Premises and Building from any such tax or other lien, immediately upon a final, non-appealable determination of the LESSEE’S contest or appeal and sooner if reasonably necessary in LESSOR’S determination to prevent a sooner sale of the Premises or Building.

9. MAINTENANCE & REPAIRS BY LESSEE:  LESSEE shall at its own cost and expense keep and maintain all parts of the Premises in good condition, promptly making and performing all regular maintenance, necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, overhead doors, sliding doors, door tracks, frames, any special office entry, exterior stairways, interior walls and finish work, floors and floor covering, heating and air-conditioning systems, mechanical & electrical systems, dock boards, dock levelers and bumpers, pipe guards, fences, gates, paving, plumbing work and fixtures, sewer lines, elevators and alarm systems (if any), termite and pest extermination, regular removal of trash and debris. LESSEE shall maintain a preventive maintenance contract approved by LESSOR, providing for the regular inspection and maintenance of the heating and air-conditioning systems by a licensed heating and air-conditioning contractor. LESSEE shall also insure that the parking lot is not damaged by placement or movement of trash containers, truck trailer dollies, etc. LESSEE shall not damage any exterior or demising wall or disturb the integrity and support provided by any wall or interior columns and shall, at its sole cost and expense, promptly repair to LESSOR’S satisfaction any damage or injury to any wall or column caused by LESSEE or its employees, agents or invitees. LESSEE shall be responsible for any damage, to the extent the cost of repair or replacement resulting therefrom is not reimbursed to LESSOR by LESSOR’S insurer, caused by any burglary, attempted burglary or vandalism. Any equipment installed on or removed from the roof or modifications made to the roof by LESSEE must first be approved by LESSOR and flashed and mopped-in by LESSOR’S roofing contractor at the LESSEE’S cost. Upon removal of any such roof top equipment, whether during or at the expiration of the Lease, LESSEE shall repair the roof in a manner approved by LESSOR. LESSEE shall not store, release or dispose of Hazardous Material (as that term is defined in Section 46) at or on the leased Premises in violation of any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material (“Environmental Law”). If LESSEE receives (a) any notice of violation or possible violation of any Environmental Law affecting LESSEE or the Premises or any part thereof or (b) any complaint, order, citation or notice with regard to any Hazardous Material or any air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting LESSEE or the Premises or any part thereof from any court, governmental or quasi-governmental agency or any other entity which is authorized by law to issue orders under any Environmental Law or from anyone else, LESSEE shall give, within five (5) business days of receipt of such notice, written notice thereof to LESSOR. All of LESSEE’S obligations recited in Section 9 hereof shall be accomplished at LESSEE’S sole expense. LESSOR represents and warrants that to the best of LESSOR’S knowledge, the Premises do not contain any asbestos or hazardous or toxic materials. If LESSEE fails to maintain or repair the Premises as required by this provision, LESSOR may, upon thirty (30) days’ prior written notice to LESSEE (except in the event of emergency, in which event no notice shall be necessary), enter the Premises and perform such maintenance or repair on behalf of LESSEE. In such case, LESSEE shall reimburse LESSOR as additional rent for all costs incurred in performing such maintenance or repair within fifteen (15) days of LESSOR’S notice of the amount so due hereunder. It is specifically understood and agreed by the parties hereto that the LESSEE’S obligations under this Section 9 shall survive the expiration of the Term or any holdover period (whichever is longer) for a period of six (6) months. To the extent assignable by LESSOR and available from any vendor or contractor and such are for any work or materials, the maintenance of which are the responsibility of LESSEE, LESSOR shall provide written assignment and acknowledgement assigning all right, title and interest in any written or implied warranty, either from an original equipment manufacture or contractor providing equipment or fixtures upon the Premises and any general or sub-contractor which constructed any such portion of the Premises.

10.           OUTSIDE STORAGE:  LESSEE understands and agrees that no personal property shall be stored in the parking areas or anyplace outside of the building without the prior written consent of LESSOR and any outside storage so permitted shall be maintained only in accordance with the provisions of such permission.  No trash, crates, pallets or refuse shall be permitted anywhere on the outside of the Premises by LESSEE.

11.           MAINTENANCE & REPAIRS BY LESSOR:  LESSOR shall at its own cost and expense keep and maintain the foundations, roof (excluding interior ceilings), and exterior portions of the exterior walls (excluding sign and storefront) of the Premises in good order, condition, maintenance and repair. LESSOR shall not be deemed to have breached its obligation as set forth herein or be liable for any damages resulting therefrom, unless LESSOR fails to make the required repairs or replacement within a reasonable period (taking into consideration the type of repair involved) after receiving notice from LESSEE of the need therefor.

12. LESSOR’S RIGHT OF ENTRY:  LESSOR and/or LESSOR’S agents may enter the Premises at reasonable hours and on reasonable notice to examine the same and to do anything LESSOR may be required to do hereunder or which LESSOR may deem necessary for the good of the Premises, and, during the last six (6) months of the Term, LESSOR may display a sign on and show the Premises for lease. If LESSEE fails to maintain the Premises in good and sanitary order, condition and repair or repair any damage caused by it or any of its agents, employees, invitees or licensees, LESSOR shall have the right but no obligation, in addition to all other rights and remedies available to LESSOR under this Lease or by law, to enter the Premises (upon reasonable notice except in case of emergency, in which event no notice shall be required) and to do such acts and expend such funds at the expense of LESSEE as are reasonably required to keep the Premises in good and sanitary order, condition and repair. Any amount so expended by LESSOR shall be reimbursed by LESSEE as additional rent within fifteen (15) days from the date of LESSOR’S notice of the amounts so expended. LESSOR’S entry into the Premises shall not unreasonably interfere with LESSEE’S business conducted therein. Notwithstanding the foregoing, the preceding sentence shall be of no force or effect with respect to any entry by LESSOR made for the purpose of responding to emergencies. LESSOR shall have no liability to LESSEE for any damage, inconvenience or interference with the use of the Premises by LESSEE resulting from LESSOR’S performance of maintenance or repair work; provided, however, that this provision shall not excuse any willful or wanton misconduct by LESSOR.

13.           SIGNS AND ADVERTISEMENTS:  LESSEE shall not put upon nor permit to be put upon any part of the Premises any signs, billboards, or advertisements whatever, including real estate signs, without the prior written consent of LESSOR and subject to any applicable governmental laws, ordinances, regulations and other applicable requirements. In no event shall signs be painted on the exterior of the building. LESSEE shall remove all of its signage not later than the termination date of this Lease. The installations and removals shall be made in such manner as to avoid damage or defacement of the building and other improvements, and LESSEE shall repair any damage or defacement, including without limitation, discoloration caused by such installation and/or removal.

14.           ASSIGNMENT AND SUBLETTING:  LESSEE shall not have the right to assign this Lease or to sublet the whole or any part of the Premises without prior written consent of LESSOR in each and every instance.

15.           DAMAGE BY CASUALTY:  If, during the Term or previous thereto, the Premises hereby let or the Building of which said Premises are a part shall be destroyed or shall be so damaged by fire or other casualty, as to become untenantable, then in such event, at the option of LESSOR, the Term hereby created shall cease as of the date of such damage or destruction and LESSEE shall immediately surrender the Premises and all interest therein to LESSOR, and LESSEE shall pay rent within said term only to the time of such surrender; provided, however, that LESSOR shall exercise such option to so terminate this Lease by notice in writing delivered to LESSEE within thirty (30) days after such damage or destruction. In case LESSOR shall not so elect to terminate this Lease, in such event, this Lease shall continue in full force and effect and LESSOR shall repair the Premises with reasonable promptitude, placing the same in as good a condition as they were at the time of the damage or destruction, and, for that purpose, may enter said Premises. So long as LESSEE conducts its business on the Premises without material reduction in LESSEE’S intended use, there shall be no abatement of rent until the parties agree on an amount therefore. Should the casualty or resulting repair cause a material reduction in LESSEE’S intended use of the Premises, rent shall equitably abate to the extent of any rent insurance payable to LESSOR. It is further agreed that the period for reconstruction may be delayed for such time during which strikes, riots, civil commotion, governmental intervention, acts of god or any other contingency such as adjustment of insurance claims, beyond LESSOR’S control, may occur. In either event, LESSEE shall remove all rubbish, debris, merchandise, furniture, equipment and other of its personal property, within fifteen (15) days after the request of LESSOR. If the Premises shall be but slightly injured by fire or other casualty, so as not to render the same untenantable and unfit for occupancy, then LESSOR shall repair the same with all reasonable promptitude, and in that case the rent shall not abate. Notwithstanding anything to the contrary herein, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then LESSOR shall have the right to terminate this Lease by delivering written notice of termination to LESSEE, whereupon all rights and obligations hereunder shall cease and terminate.

16.           PERSONAL PROPERTY:  LESSOR shall not be liable for any loss or damage to any merchandise or personal property in or about the Premises, regardless of the cause of such loss or damage. LESSEE shall have the sole obligation at its own expense to obtain insurance coverage for any personal property or belongings of LESSEE and its agents and employees on the Premises and the Building.

17.           ALTERATIONS AND FIXTURES:  LESSEE shall not make any alterations, additions or changes to the integrity or structural design of the improvements and LESSOR assumes no liability should such improvements fail and cause damage or bodily injury due to the inadequacy of design. All alterations, additions, improvements and partitions erected by LESSEE shall become a part of the Premises; provided, however, that at LESSOR’S option anytime prior to the expiration of the Term, LESSOR may require LESSEE to restore the Premises to their original condition at the end of the Term or other termination of this Lease, including without limitation by removing warehouse racking and fastening bolts and by repairing damage therefrom. If after LESSOR’S request LESSEE fails to remove such installations, alterations, additions, improvements or partitions, LESSOR may perform such removal and make repairs to the Premises as are required by such removal, at LESSEE’S sole cost and expense. Any increase in real estate taxes, both general and special, and insurance resulting from such improvements shall be the sole responsibility of LESSEE. LESSEE may, without the consent of LESSOR (except in the event holes are to be drilled into floors or other alterations made to the Premises, all of which shall require LESSOR’S consent), but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging the roof, walls, floors or other improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Only pneumatic or non-metallic (i.e. rubber) wheeled equipment may be used on the floors of the Premises.  LESSEE shall remove from the Premises all personal property, i.e. machinery, equipment and business and trade fixtures at the termination of this Lease, and LESSEE shall repair any damage occasioned by the installation and/or removal of such personal property. If LESSEE shall obtain written consent of LESSOR to leave any machinery or like equipment in the Premises, then the full title to such machinery and equipment shall thereupon pass to LESSOR. Subject to all of the foregoing provisions of this Section 17, LESSOR agrees that the personalty shall remain the property of LESSEE, and shall not be deemed the property of LESSOR or part of the realty no matter how affixed to the Premises. LESSEE may remove such property at any time during the Term of this Lease, provided that LESSEE is not in default under this Lease and further provided, however, that

LESSEE repairs any damage to the Premises occasioned by such removal.

18.           UTILITIES AND SERVICES:  LESSEE shall contract in its own name, and pay for all charges for water, sewer charges, sprinkler line charges, gas, heat electricity, fuel, telephone, alarm systems, and other utilities (including utility taxes and/or surcharges) used in or serving the Premises during the Term. LESSEE’S use of such utilities in the Premises shall not, at any time, exceed the capacity of any of the lines or equipment in or otherwise serving the Building.

19.           PUBLIC REQUIREMENTS:  LESSEE shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof (including without limitation the Americans With Disabilities Act), and save LESSOR harmless from expense or damage resulting from failure to do so. The building and fixtures will comply with Americans with Disabilities Act at the time of occupancy. Any future modifications required shall be LESSEE’S responsibility.

20.           MULTIPLE TENANCY BUILDING:  The Premises are part of multiple buildings, and it is understood and agreed that LESSOR may elect to perform certain maintenance obligations of the LESSEE pertaining to the Common Area of the two Buildings. Said Common Areas shall include sidewalks, driveways, parking areas, green areas and all other ancillary accessory areas serving the Building. Charges for which the LESSOR shall receive reimbursement as additional rent from LESSEE shall include labor and supplies for the following (by way of illustration and not limitation): snow removal, trash removal, exterior painting, exterior cleaning, repairing, pavement striping, lighting, utilities, sprinkler line inspection, operation and repair charges, lines, mowing, spraying, trimming, removal and/or replacement of plantings, maintenance repair or replacement of sprinkler systems and reasonable management (not to exceed 15% of all Common Area charges payable by LESSEE) and professional fees. If LESSEE uses any such services for other than normal use, LESSOR may equitably adjust such charges.

For the purposes of prorating real estate taxes (should the Premises not have a separate tax parcel number), common area maintenance charges and insurance premiums, LESSEE’S proportionate share shall be 50%. Should the square footage of the Buildings be changed (whether by alterations or expansion of any building, or the construction of new buildings), LESSOR reserves the right to reapportion LESSEE’S pro rata percentage of common area maintenance charges in relation to the adjusted total rentable square footage within the Buildings.

Such reimbursement shall be made by LESSEE to LESSOR as additional rent within twenty (20) days from the date of LESSOR’S notice of the amount so due hereunder. In addition hereto, on or after January 1 of any calendar year subsequent to the commencement date of the lease Term, LESSOR may elect to notify LESSEE of LESSOR’S estimate of common area maintenance charges, increase in taxes, and increase in insurance, which estimate shall be based on the actual amounts so billed to the LESSEE for the previous year. If LESSOR so notifies LESSEE, LESSEE shall be required on the first day of each calendar month after receipt of such notice 1/12 of the amount of such estimate; provided, however, that within sixty (60) days after the end of each calendar year LESSOR shall determine the actual amounts expended for common area maintenance, insurance and taxes for such calendar year (and LESSEE’S proportionate share thereof) and furnish a copy of such computations in writing to LESSEE. If the monthly payments made by LESSEE in such calendar year exceed LESSEE’S proportionate share of actual costs, LESSOR shall rebate such excess to the LESSEE; if LESSEE’S pro rata portion of such actual costs exceeds the monthly payments made in such calendar year by LESSEE, then LESSEE shall pay the difference to LESSOR as additional rent within twenty (20) days from the date of LESSOR’S notice of the amount so due hereunder. LESSEE’S obligation to pay its pro rata share of such actual amounts above those estimated shall survive the expiration or termination of this Lease, and LESSOR’S obligation to refund to LESSEE any overpayment of common area charges shall survive the expiration or termination or this Lease.

LESSEE agrees to conduct its business in a manner that will not be objectionable to tenants in other Buildings of which the Premises are a part including noise, vibration, odor, or fumes. In the event LESSOR receives complaints from other tenants or determines, in its sole reasonable judgment that LESSEE is conducting its operations in a manner so as to be objectionable to other tenants, LESSEE agrees, upon notice from LESSOR thereof, to promptly modify the conduct of its operations to eliminate such objectionable operations. Furthermore, LESSOR shall have the right to adopt rules and regulations from time to time, and LESSEE hereby agrees to fully comply with all such rules and regulations. It is herewith understood by LESSEE that it shall have the non-exclusive use of the parking lot and driveways serving the Building and as otherwise described in the reciprocal easement and parking agreement attached as Exhibit C. LESSOR shall grant LESSEE the exclusive use of not less than Forty-four (44) parking spaces as depicted on Exhibit A attached hereto and incorporated herein by reference. LESSOR shall obtain the right of LESSEE to use the six (6) spaces shown on Exhibit A and located on Building A property for the term of this Lease including any exercised option period under the Lease by obtaining the Building A owners execution of Exhibit D attached. If requested following LESSEE’S occupancy, LESSOR will re-stripe the parking lot to provide LESSEE an additional three (3) parking spaces.

21. EMINENT DOMAIN:  If the Building, the Premises or any substantial part of either shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose or by purchase in lieu thereof, the Term shall cease and terminate upon the date when the possession of the Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and LESSEE shall have no claim against LESSOR for the value of any unexpired Term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of LESSOR’S building or the land under it or if the grade of any street or alley adjacent to the building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the building to conform to the changed grade, LESSOR shall have the right to cancel this Lease after having given written notice of cancellation to LESSEE not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by LESSOR to LESSEE for the right of cancellation and LESSEE shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this Section shall preclude a separate award being made to LESSEE for loss of its business, the loss of the value or its leasehold estate, including, but not limited to the unamortized balance of any tenant improvements constructed upon the Premises or depreciation to and cost of removal of equipment or fixtures; provided, however, that no award to LESSEE shall diminish any award made by the taking authority to LESSOR.

22.           WAIVER OF SUBROGATION:  As part of the consideration for this Lease, each of the parties hereto does hereby release the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance and each party hereby waives subrogation against the other in connection therewith; provided, however, that the releases and waivers of subrogation herein contained shall not apply to any loss or damage occasioned by the willful or wanton acts of either of the parties hereto, and the parties hereto further covenant that any insurance that they obtain on their respective properties shall contain an appropriate provision whereby the insurance company or companies consent to the mutual release of liability contained in this Section.

23.           DEFAULT AND REMEDIES: In the event: (a) LESSEE fails to comply with any term, provision, condition or covenant of this Lease; (b) LESSEE deserts or abandons the Premises (vacating, which shall mean ceasing operations in the Premises while continuing to maintain the same and while continuing to pay all rent and additional rent due hereunder, shall not be deemed to be a default); (c) any petition is filed by or against LESSEE under any section or chapter of the Federal Bankruptcy Act as amended, or under any similar law or statute of the United States or any state thereof; (d) LESSEE becomes insolvent or makes a transfer in fraud of creditors; (e) LESSEE makes an assignment for benefit of creditors; (f) LESSEE shall commit waste in or about the .Premises; or (g) a receiver is appointed for LESSEE or any of the assets of LESSEE (and such receiver is not discharged within sixty [60] days of appointment), then in any of such event, LESSEE shall be in default and, LESSOR shall have the option to do any one or more of the following, in addition to and not in limitation of any other remedy permitted by law: LESSOR may enter upon the Premises or any part thereof either with or without process of law, and to expel, remove and put out LESSEE or any other persons who might be thereon, together with all personal property found therein; and, LESSOR may terminate this Lease or it may from time to time, without terminating this Lease, rent the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as LESSOR in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said Premises. At the option of LESSOR, rents received by LESSOR from such reletting shall be applied first to the payment of any costs and expenses of such reletting, including but not limited to attorney’s fees, advertising fees and brokerage fees, and second, to the payment of any repairs, renovation, remodeling, redecorations, alterations and changes in the Premises third, to the payment of rent and additional rent and interest thereon due and payable hereunder, and, if after applying said rentals there is any deficiency in the rent and additional rent and interest to be paid by LESSEE under this Lease, LESSEE shall pay any such deficiency to LESSOR and such deficiency shall be calculated and collected by LESSOR monthly. No such re-entry or taking possession of said Premises shall be construed as an election on LESSOR’S part to terminate this Lease unless a written notice of such intention be given to LESSEE. Notwithstanding any such reletting without termination, LESSOR may at any time thereafter elect to terminate this Lease, for such previous breach and default. Should LESSOR at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from LESSEE a sum equal to the entire rent payable to the end of the Term. LESSOR shall also have the right and remedy to seek redress in the courts at any time to correct or remedy any default of LESSEE by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and LESSOR, whether this Lease has been or is terminated or not shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent unpaid additional rent and interest thereon or any other sums due from LESSEE to LESSOR under this Lease which were or are unpaid at the date of termination. In addition, LESSOR shall have the right to cure any default of LESSEE by expending money, contracting for repairs, purchasing insurance or by any other action. If LESSOR takes such actions, LESSEE will immediately upon demand reimburse LESSOR for all of LESSOR’S expenses, which shall bear interest at the rate of 12 percent per annum form the dates incurred until the dates paid. Any breach of any covenants of this Lease shall be material breaches entitling LESSOR to its remedies, regardless of the extent of actual damages.

24.           LATE CHARGES:  LESSEE acknowledges that LESSOR shall be required to expend certain administrative efforts in the event LESSEE shall fail to timely remit payment due under the terms of this Lease. Accordingly, LESSEE agrees to pay LESSOR a late charge five percent (5.0%) or ten percent (10%), according to Section 2.3 hereof, (i.e. rent, additional rent or reimbursement due hereunder) which is not received by LESSOR within ten (10) days of the due date hereunder. Failure by LESSEE to pay said late charge shall constitute a default of this Lease by LESSEE.

25.          WAIVER:  The rights and remedies of LESSOR under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by LESSOR of any breach or breaches, default or defaults of LESSEE hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default and it is agreed that the acceptance by LESSOR of any installment of rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of LESSEE to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by LESSOR after the termination in any way of this Lease shall reinstate, continue or extend the Term. LESSEE agrees not to make any counterclaim of any nature in any proceedings in connection with this Lease. LESSEE waives any rights it may have to redeem the Premises from any reentry and possession by LESSOR.

26.           NOTICES:  All rent and other payments required to be made by LESSEE shall be payable to LESSOR at the address set forth on the first page of this Lease.  Any notice or document required or permitted to be delivered under this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at their respective addresses (LESSEE’S address shall be the address of the Premises).

27.           SUBORDINATION:  This Lease shall be subject and subordinate to any mortgage now or at any time hereafter constituting a lien or charge upon the Premises, the Buildings or the improvements situated thereon.  LESSEE shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. LESSEE hereby irrevocably constitutes and appoints LESSOR as LESSEE’S special attorney-in-fact to execute and deliver any such documents or instruments.  LESSEE shall and hereby does attorn to any purchaser of the Premises or the Building in any foreclosure proceedings.

28.           SUCCESSORS:  The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by LESSEE without the written consent of LESSOR shall vest any right in the assignee or sublessee of LESSEE.

29.           QUIET POSSESSION:  LESSOR agrees that so long as LESSEE fully complies with all of the terms, covenants and conditions herein contained on LESSEE’S part to be kept and performed, LESSEE shall and may peaceably and quietly have, hold and enjoy the Premises during the Term, it being expressly understood and agreed that such covenant of quiet enjoyment shall be binding upon LESSOR, its heirs, successors or assigns. LESSOR further covenants and represents that LESSOR has full right title, power and authority to make, execute and deliver this Lease.

30.           BANKRUPTCY:  The parties agree that this Lease has been entered into partly because of LESSOR’S judgment that LESSEE will be particularly able to perform the Lease covenants. LESSEE has substantial duties of performance under this Lease, apart from its mere financial obligations. This Lease is a personal contract between the parties which cannot be assumed by any trustee or other party in bankruptcy. In the event any proceedings in bankruptcy are brought against LESSEE or affect LESSEE, and should an assumption of this Lease be attempted by the trustee or other party in violation of the above agreement, LESSOR will not have adequate assurance of performance, within the meaning of Section 365 of the Bankruptcy Code of 1978, unless the trustee or other party can demonstrate that itself or a substitute LESSEE will have the particular capacity to fulfill the nonmonetary covenants of this Lease, LESSOR will not have adequate assurance of performance unless and until (i) LESSOR is allowed access to adequate financial and other information about the proposed LESSEE, including without limitation references from prior lessors, to satisfy itself that the trustee, other party or proposed LESSEE is fully able to assume the financial and personal covenants of LESSEE in this Lease, in full accordance with its terms, and (ii) sufficient bonds or letters of credit are posted by the trustee, other party or proposed LESSEE to guarantee performance of the Lease obligations. The parties further agree that the definition of the term “adequate assurance” as set forth in Section 365(b)(3) of the Bankruptcy Code of 1978 shall apply to any determination of adequate assurance in connection with this Lease.  In the event any proceedings in bankruptcy are brought against LESSEE or affect LESSEE, the trustee or other party shall not be permitted to use, sell or lease any of the Premises, whether or not in the ordinary course of business, without providing adequate protection to LESSOR. The parties agree that the language in the Section 361 of the Bankruptcy Code of 1978 shall be the exclusive definition of the term “adequate protection” in connection with any use, sale or lease of the Premises. The cash payment referred to in that section shall mean the full payments required under this Lease, plus payment representing the value of LESSOR’S lost ability to use or lease the Premises; and the term “indubitable equivalent” as used in that section shall mean protection afforded by either grants of administrative expense priority, grants to LESSOR of ownership interests in a continuing business surviving the bankruptcy, or grants to LESSOR of protected securities issued by a continuing business surviving the bankruptcy, which completely compensate LESSOR for the loss of the present value (computed at the then market rate of interest for commercial loans) of LESSOR’S lost ability to use or lease the Premises. The parties agree that because of the extreme financial importance to LESSOR of this transaction, LESSOR will be irreparably harmed by any stay of its collection efforts or the exercise of its remedies under this Lease. LESSOR may demand reasonable assurances of continued performance under this Lease in connection with any proceeding pertaining to bankruptcy, insolvency or reorganization of LESSEE or its affiliates or principals.

31.           SURRENDER:  At the expiration of this Lease or any extension thereof, LESSEE agrees, without demand or notice by LESSOR, to return the Premises to LESSOR in broom-clean condition with restrooms mopped, all trash removed inside and outside, all painted or tape lines removed from the concrete floors. All plumbing, plumbing fixtures, electrical systems, heating, ventilation and air-conditioning systems, overhead unit heaters, dock revelers, overhead doors and or tracks shall be in good working order and repair, reasonable wear and tear excepted. All light fixtures shall be in working order with working bulbs installed. All dock bumpers and dock shelters shall be present and in good condition. All storage racks and connecting bolts shall be removed and holes resulting therefrom shall be filled and leveled to LESSOR’S satisfaction. LESSEE agrees to repair all damage to the Premises which may be required as a result of LESSEE’S obligations under the terms and conditions of Section 9 herein, including those repairs which may be necessitated by the removal of signs, personal property, etc.

This provision is further subject to the terms and conditions recited in Section 17. LESSEE shall remain liable for rent and additional rent due hereunder until the same are paid in full and all keys to the Premises are returned to and accepted by LESSOR.

32.           HOLDING OVER; In the event of holding over by LESSEE after the expiration of the Term or termination of this Lease, the holdover shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that LESSEE shall pay LESSOR as rental for the period of such holdover an amount equal to one and one-half the rent which would have been payable by LESSEE had the holdover period been a part of the Term created by of this Lease. LESSEE agrees to vacate and deliver the Premises to LESSOR upon LESSEE’S receipt of notice from LESSOR to vacate. The rental payable during the holdover period shall be payable to LESSOR on demand. LESSEE’S obligation to pay LESSOR any reimbursements due hereunder and its pro rata share of any additional rents due hereunder shall survive the expiration of the Term or any holdover thereof. No holding over by LESSEE, whether with or without consent of LESSOR, shall operate to extend this Lease except as otherwise expressly provided, and LESSEE shall indemnify LESSOR against any and all liability to other parties claiming rights in or to the Premises during the period of LESSEE’S holdover tenancy.

33.           LIENS:  LESSEE shall not encumber or permit the encumbrance of the Premises, this leasehold estate or the Building by any mortgage, deed of trust, assignment, security interest, lien or other charge without the prior written consent of LESSOR. If any encumbrance to which LESSOR has not consented is created or filed of record against the Premises, this leasehold estate, or the Building, LESSEE shall discharge or cause the discharge of the same within ten days after its creation. LESSEE shall defend and indemnify LESSOR from all liability, damages and expenses incurred by LESSOR which result from any such encumbrance. LESSEE shall not permit any mechanic’s or materialmen’s liens arising from any work or materials requested or suffered by LESSEE and affecting the Premises to be filed prior to, during or after the expiration of the Term, and if any such lien if filed, LESSEE agrees to remove or bond against such lien within thirty (30) days thereafter. If LESSEE shall fail to clear or bond against any such lien within such thirty (30) day period, LESSOR shall have the right to remove such lien (by bonding or otherwise) at LESSEE’S sole cost and expense, and LESSEE shall reimburse LESSOR for such removal (together with LESSOR’S expense therefor) upon demand. LESSEE’S failure to clear any such liens shall be a default hereunder.

34.           FORCE MAJEURE:  LESSOR shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to LESSEE, so long as the performance or nonperformance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

35.           ATTORNEY’S FEES:  In the event that either party shall engage an attorney to enforce its rights hereunder, the party prevailing in litigation shall be entitled to receive from the non-prevailing party the prevailing party’s reasonable attorneys’ fees for such enforcement.

36.           LESSOR’S LIABILITY:  Recourse by LESSEE for any claim against LESSOR shall at all times be limited to LESSOR’S interest in the Premises, and LESSEE hereby waives any right to assert any claims against any other interest of LESSOR or of LESSOR’S members, partners, principals or stockholders. The term “LESSOR” as used in this Lease, so far as agreements on the part of LESSOR to be performed are concerned, shall be limited to mean the owner of the landlord’s interest in the Premises at the time in question; in the event of any transfer of such interest (except for transfers as security), the particular lessor named herein shall be automatically freed and relieved from and after the date of such transfer of any and all liability for acts then to be performed by LESSOR hereunder.

37.           INTERPRETATION; CHOICE OF FORUM; CONSENT TO JURISDICTION:  The parties hereto agree that it is their intention hereby to create only the relationship of the LESSOR and LESSEE, and no provision hereof, nor act of either party hereunder shall ever be construed as creating the relationship of principal and agent or a partnership, or a joint venture or any enterprise between the parties hereto. Any suit to enforce any rights hereunder, or for the interpretation of any of the provisions of this Lease, or for damages or any other relief arising from or in connection with this Lease, shall be filed in and only in the state or federal courts located in the county (or district and division, in the instance of federal courts) in which the Premises are located, and the parties hereto irrevocably consent to the personal jurisdiction of such courts. This Lease shall be governed by and construed under the local law of the state in which the Premises are located.

38.           LEASE STATUS:  Upon request of LESSOR, LESSEE shall execute, acknowledge and deliver an estoppel certificate prepared by LESSOR stating, if the same be true, that this Lease is a true and exact copy of the lease between the parties hereto and that there are no amendments hereof (or stating what the amendments are) that the same is then in full force and effect and that to the best of LESSEE’S knowledge, there are no offsets, defense or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of LESSEE to be performed, and that as of such date, no default has been declared hereunder by either party hereto, and that

LESSEE, at the time, has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party. Notwithstanding anything to the contrary contained herein, without relieving LESSEE of its obligation under this Section, LESSEE’S failure to execute, acknowledge and deliver to LESSOR such estoppel certificate within ten (10) days after written demand shall constitute the acknowledgment of LESSEE that all matters set forth in such instrument are true and correct. LESSEE shall deliver to LESSOR, within ten (10) days after the Commencement date, an estoppel certificate confirming the Commencement Date and setting forth the matters prescribed in this Section 38. Upon LESSEE’S request LESSOR shall deliver to LESSEE within ten (10) days of LESSEE’S request therefor an estoppel certificate confirming the instruments comprising this Lease, the term and amount of rent payable hereunder and whether or not LESSOR claims any defaults hereunder.

39.           RECORDING:  LESSEE shall not record this Lease but may record a memorandum thereof, subject to the review and reasonable approval of any proposed memorandum by LESSOR..

40.           CAPTIONS:  Captions throughout this instrument are for convenience and reference only, and the words contained herein shall no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

41.           SEVERABILITY:  If any provision of this Lease or any term, paragraph, sentence, clause phrase or word appearing herein shall be judicially or administratively held invalid or unenforceable for any reason, such holding shall not be deemed to affect, alter, modify or impair in any manner any other provision, term paragraph, sentence, clause, phrase or word appearing herein.

42.           NO OFFER:  Submission of this instrument for examination or signature by LESSEE does not constitute a reservation or offer of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by LESSOR and LESSEE.

43.           ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES:  This Lease is the complete agreement between LESSOR and LESSEE concerning the Premises. There are no oral agreements, understandings, promises or representations between LESSOR and LESSEE affecting this Lease. All prior negotiations and understandings, if any, between the parties hereto with respect to the Premises shall be of no force or effect and shall not be used to interpret this Lease. LESSOR and LESSEE expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing signed and dated by both LESSOR and LESSEE.

44.           BROKERS:  LESSEE and LESSOR warrant and represent to the other that neither of them has had any contact or agreement with any real estate broker, agent or leasing agent other than LESSEE’S agent who is Fishman & Company and LESSOR’S broker who is William E. White of White & Associates. LESSEE and LESSOR shall defend, indemnify and hold the other harmless, from and against any and all costs, expenses, losses, liabilities and claims which may arise from or be asserted by any other brokers or agents in connection with this Lease or the negotiation thereof. Upon LESSEE’S closing of its securities offering and/or payment to

LESSOR of all Tenant Improvement Costs in excess of $275,000.00, LESSOR shall pay a commission equal to Six Percent (6%) of the Basic Rental for the initial term to be split one-half each by Fishman & Company and White & Associates.

45.           ADDITIONAL IMPROVEMENTS:  None

46.           ENVIRONMENTAL COVENANTS:  From the date hereof LESSEE and LESSEE’s agents, contractors and employees shall not engage in any of the following prohibited activities, and LESSEE shall use its best and diligent efforts to see that LESSEE’S invitees and tenants, and such tenants’ employees, agents, and invitees, shall not:  (a) cause or permit any release, discharge or threat of release of Hazardous Material on or from the Premises or any portions of the property of which the Premises are a part; or (b) cause or permit any manufacturing, transporting, spilling, leaking, or dumping of Hazardous Material in or on any portion of the Premises, except in the ordinary course of LESSEE’S business on the Premises and in a manner not to allow any contamination of the Premises and in accordance with all federal, state and local rules, regulations, laws and ordinances relating to Hazardous Material or other environmental matters; or (c) cause or permit any holding, handling or retaining of Hazardous Material in or on any portion of the Premises, except in the ordinary course of LESSEE’S business on the Premises and in a manner not to allow any contamination of the Premises and in accordance with all federal, state and local rules, regulations, laws and ordinances relating to Hazardous Material or other environmental matters; or (d) otherwise place, keep, or maintain, or allow to be placed, kept, or maintained, any Hazardous Material on any portion of the Premises, except in the ordinary course of LESSEE’S business on the Premises and in a manner not to allow any contamination of the Premises and in accordance with all federal, state and local rules, regulations, laws and ordinances relating to Hazardous Material or other environmental matters.

LESSEE and its agents, contractors and employees shall comply, and cause the Premises to comply, with all laws, ordinances, rules, and regulations of all authorities having jurisdiction over the LESSEE, the Premises, the Building or the use of the Premises and pertaining to any Hazardous Material. If Hazardous Material is discovered on the Premises, LESSEE shall pay immediately when due the cost of removal of any Hazardous Material from the Premises in compliance with all governmental requirements, and keep the entire Premises free of any lien imposed pursuant to any laws, regulations, or orders of any governmental or regulatory authority having to do with the removal of Hazardous Material. Within thirty (30) days after demand by LESSOR, LESSEE shall obtain and deliver to LESSOR a bond, letter of credit, or similar financial assurance for the benefit of LESSOR, evidencing, to LESSOR’S satisfaction in its sole discretion, that the necessary funds are available to pay the cost of removing, treating, and disposing of all Hazardous Material on the Premises or any contamination caused thereby, and discharging any assessments or liens which may be established on the Premises as a result thereof.

LESSOR shall have the right, but not the obligation, to cause all Hazardous Material and Hazardous Material contamination found on or in the Premises to be removed therefrom. In such event, the cost of the removal, including all expenses, charges, and fees incurred by LESSEE in connection therewith, including attorneys’, engineers’, and consultants’ fees, shall be payable by LESSEE on demand, and shall bear interest at twelve (12%) per annum from the date advanced until paid. LESSEE shall give to LESSOR and its agents and employees access to the Premises for such purposes and LESSEE hereby grants to LESSOR, its agents, contractors authorized representatives and employees, full right and authority to remove any such Hazardous Material and Hazardous Material contamination from the Premises.

If at any time LESSOR has reasonable cause to believe that an environmental condition in violation of this Lease exists, LESSOR may notify LESSEE in writing that it desires a site assessment or environmental audit (“Audit”) of the Premises to be made, and at any time thereafter cause such Audit to be made of the Premises at LESSEE’S sole expense. Such Audit(s) shall be performed in a manner reasonably calculated to confirm and verify compliance with the provisions of this Section. LESSEE covenants to reasonably cooperate with the persons conducting the Audit to allow entry and reasonable access to all portions of the Premises for the purpose of the Audit, to supply the auditors with all available historical and operational information regarding the Premises (of which LESSEE has possession) as may reasonably be requested by the auditors, and to make available for meetings with the auditors appropriate personnel having knowledge of matters relevant to the Audit. LESSEE covenants to comply, at its sole cost and expense, with all recommendations contained in the Audit, including any recommendation for additional testing and studies to detect the presence of Hazardous Material, or to otherwise confirm and verify LESSEE’S compliance with the provisions of this Section, to the extent required by LESSOR.

LESSEE hereby agrees to defend, indemnify and hold LESSOR (including the respective successors, assigns, employees, agents, officers and directors of LESSOR) harmless from, any and all actions, loss, liability, damage, cost or expense occasioned by, resulting from, or consequent to any Hazardous Material or Hazardous Material contamination on the Premises; any releases or discharges of Hazardous Material from the Premises; any manufacturing, maintaining, holding, handling, transporting, spilling, leaking or dumping of Hazardous Material on or at the Premises; any other violation of Hazardous Material laws, ordinances, rules and regulations; any claim or assertion that any Hazardous Material or Hazardous Material contamination is located on the Premises; any claim that any such activities or violations have been, or are being, engaged in on the Premises; or any other failure or alleged failure of LESSEE, LESSEE’S agents, contractors, authorized representatives or employees, the Premises, to comply with the provisions of this Agreement. This indemnity shall be enforceable notwithstanding any attempts by LESSEE to exercise due diligence in ascertaining whether or not any of the events outlined above affect the Premises. The loss, liability, damage, cost, or expense which is covered by this indemnity shall include, without limitation, all foreseeable consequential damages; the costs of any required or necessary repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; damage to any natural resources; and all reasonable costs and expenses incurred by LESSOR in connection with the above, including but not limited to attorneys’ and consultants’ fees.

As used in this Lease, the term “Hazardous Material” means any radioactive, hazardous, or toxic substance, material, waste, chemical, or similar item, the presence of which on the Premises, or the discharge, emission, release, or threat of release of which on or from the Premises, is prohibited or otherwise regulated by any laws, ordinances, statutes, codes, rules, regulations, orders, and decrees of the United States, the State of Kansas, and all local or governmental or regulatory authorities exercising jurisdiction over LESSEE or the Premises, or which require special handling in collection, storage, treatment, or disposal by any such laws or requirements. The term Hazardous Material includes, but is not limited to, any material, substance, waste or similar item which is now or hereafter defined as a hazardous material or substance under the laws of the State of Kansas, the Federal Water Pollution Control Act (33 U.S.C. Section 1317), the Federal Resource Conservation and Recovery Act (RCRA) (42 U.S.C. Section 6901, et seq.). the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and (SARA) (42 U.S.C. Section 9601. et seq.), any rules or regulations adopted by any administrative agency, including, but not limited to, the Environmental Protection Agency, the Occupational Safety and Health Administration, and any similar state or local agency having jurisdiction over the Premises, whether or not such rules and regulations have the force of law. The term “Hazardous Material” shall also include any items subject to regulation under the Toxic Substances Control Act (TSCA) (15 U.S.C., Section 2601 et seq.).

47.           LESSEE’S OPTION TO PURCHASE

Option to Purchase. Provided (i) there exists no default of Event of Default hereunder, (ii) subject to acceptance of the purchase price, LESSEE has given LESSOR written -notice of its exercise of such option on or before 180 days prior to the end 6f the initial five (5) year lease term, (iii) pays LESSOR $25,000.00 non-refundable earnest money deposit (payable within ten (10) days following the determination of the purchase price) which shall be credited against the purchase price at closing, then LESSEE shall have the option to purchase the Premises in their then as is condition during the final twenty (20) days of the first extended term hereof at the absolute net price to LESSOR as set forth below. Payment for such purchase must be made prior to expiration of such option period and the payment therefore must be paid by deposit of readily available funds with a national title insurance company doing business in Lenexa, Kansas, prior to the expiration of such period with instructions to deliver such net purchase price to LESSOR on delivery of LESSOR’S Special Warranty Deed to such title company in recordable form conveying the Premises to LESSEE free of all mortgage liens and any other easements or encumbrances not on the property as of the date of this lease and which would materially alter the marketability of title under customary Kansas real practice standards.

Absolute Net Price. The absolute net price payable LESSOR shall be: An amount equal to Two Million Seventy Thousand Five Hundred Eighty-eight and no/100 Dollars ($2,070,588.00) multiplied by a fraction, the numerator of which is the Consumer Price Index as of January 1, 2010, and the denominator of which is such Consumer Price Index as of January 1, 2005. The term Consumer Price Index shall mean the Midwest Region, all urban index published by the Bureau of Labor Statistics (1982-1984 = 100).

Should LESSEE give notice of the intent to exercise its’ purchase option as set forth above, the deadline for exercising its’ first option to extend the Lease term under paragraph 2.2 shall be extended until the date ten (10) days after LESSOR notifies LESSEE of the purchase price computation.

48.           TENANTS AUTHORITY TO SIGN LEASE:  LESSEE shall provide LESSOR with a certified copy of the resolution of its Board of Directors authorizing the execution of this lease by those signing the lease on its behalf.

49.           SECURITY DEPOSIT:  Concurrently with its execution of this Lease, LESSEE shall deliver to LESSOR $60,000.00 as security for the performance by LESSEE of every covenant and condition of this Lease (the “Security Deposit”). Said Security Deposit may be co-mingled with other funds of LESSOR and shall bear no interest. If LESSEE shall default with respect to any covenant or condition of this Lease, including, but not limited to the payment of rent, LESSOR may apply the whole or any part of such Security Deposit to the payment of any sum in default or any sum which LESSOR may be required to spend by reason of LESSEE’S default.  If any portion of the Security Deposit is so applied, LESSEE, upon demand by LESSOR, will deposit cash with LESSOR in an amount sufficient to restore the Security Deposit to its original amount. Should LESSEE comply with all of the covenants and conditions of this Lease, $45,000.00 shall be released to LESSEE upon completion of its secondary offering of LESSEE’S securities and the payment of any tenant finish costs over $275,000 as set forth in paragraph 3 and LESSOR shall reimburse LESSEE for payments by LESSEE to Nolte & Associates under paragraph 3 hereof.

50. NET LEASE:  Except as specifically set forth in paragraph 11 hereof, the LESSOR and LESSEE agree that this Lease is an absolutely “Net Lease”, which means that the LESSEE pays as additional rent, without defense, offset or deduction, all expenses connected with the Leased Premises, including but not limited to real and personal property taxes and assessments, fire and extended coverage insurance premiums, liability and damage insurance premiums, parking lot and common area maintenance expenses, and all expenses of maintenance, replacement, repair and reconstruction on the Leased Premises.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR:	116 RENNER PARTNERS, L.L.C.

	By:	/s/ James C. Ferguson
James C. Ferguson, Trustee of the Ferguson Living Trust
Dated August 19, 1996, Member

J&J PROPERTIES, LLC,
a Kansas Limited Liability Company

	By:	/s/ James S. Ferguson
James S. Ferguson, Member

BEN-LEE, L.L.C.,
a Kansas Limited Liability Company

	By:	/s/ Don Crabtree
Don Crabtree, Member

/s/ William E. White, Jr.
William E. White, Jr., Individually a Member

LESSEE:	ICOP DIGITAL, INC.

	By:	/s/ David C. Owen
	Name:	DAVID C. OWEN
President/CEO

RECIPROCAL EASEMENT AGREEMENT

STATE OF KANSAS	)
)ss.
COUNTY OF JOHNSON	)

This Reciprocal Easement Agreement (“Agreement”) is made as of the 1 day of June, 2004, by and between J & J Properties, L.L.C., a Kansas limited liability company (“Ferguson”) and 116 Renner Partners, L.L.C., a Kansas limited liability company (“Renner”).

WHEREAS, Ferguson is the owner in fee simple of certain real property located in the City of Lenexa, County of Johnson, State of Kansas, which is more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Ferguson Property”); and

WHEREAS, Ferguson has conveyed to Renner certain real property located adjacent to the Ferguson Property, which property is more particularly described on Exhibit B attached hereto and made apart hereof for all purposes (the “Renner Property”); and

WHEREAS, in consideration of the purchase of the Renner Property by Renner, Ferguson and Renner each wish to grant to the other a non-exclusive easement for pedestrian and vehicular access across, and over the Ferguson Property and the Renner Property.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.             Grant of Easement. Ferguson hereby grants and conveys to 16 Renner, its successors and assigns, an easement and right-of-way on, across and over the Ferguson Property, and Renner hereby grants and conveys to Ferguson, its successors and assigns, an easement and right-of-way on, across and over the Ferguson Property (collectively, the “Easement”).

2.             Purpose of Easements.   The Easements shall be for the purposes of (a) granting to Renner, Renner’s employees, representatives, customers, and invitees a permanent non-exclusive easement and right of use of all access and entrance drives of the Ferguson Property for the purpose of pedestrian and vehicular ingress and egress, and (b) granting to Ferguson, Ferguson’s employees, representatives, customers, tenants and invitees a permanent non-exclusive easement and right of use of all access and entrance drives of the Renner Property for the purpose of pedestrian and vehicular ingress and egress.  Ferguson agrees not to erect, construct, or install any subsequent signage, buildings, or other improvements on the Ferguson Property, or make any changes to the Ferguson Property which would materially obstruct or diminish the access and proximity of the Renner Property from nearby public thoroughfares, intersections, parking areas, and common areas. Renner agrees not to erect, construct, or install any subsequent signage, buildings, or other improvements on the Renner Property, or make any changes to the Renner Property which would materially obstruct or diminish the access and proximity of the Ferguson Property from nearby public thoroughfares, intersections, parking areas and common areas. Each of Ferguson and Renner consent to the proposed development of the Ferguson

Property and the Renner Property and agree that such proposed development does not violate the provisions hereof regarding access and proximity.

3.             Each party shall be responsible for operating, lighting, snow and its removal, and maintaining in good repair and condition the parking areas, entrances, sidewalks, driveways and exits, and utility lines, if any, located on their respective parcels.  In the event a party does not maintain its parcel in good condition and repair throughout the term hereof, including the obligation to keep its premises lighted and clear of snow and ice, (“Non-Maintaining Party”), then the other party (“Maintaining Party”) shall give the Non-Maintaining Party written notice of such failure.  If the Non- Maintaining Party fails to cure or commence to cure such failure (if said failure will take more than fifteen (15) days to cure) within fifteen (15) days of its receipt of notice of such failure (except for removal of snow and ice for which such period shall be 24 hours), the Maintaining Party may correct such failure. The Non-Maintaining Party shall pay to the Maintaining Party the costs of such maintenance within thirty (30) days after receipt of an invoice for the same.  All self help rights hereunder shall be exercised lien free and in a good and workmanlike condition.  The Maintaining Party, its employees, contractors and agents shall have the right and easement to go upon the Non-Maintaining Party’s parcel for the purpose of performing such cleaning, snow and ice removal maintenance and repair, in addition to the foregoing, each party shall be obligated to screen from public view all (rash and dumpster facilities located on their respective parcel.

4.             Indemnity.

a.      Renner agrees that it shall defend, indemnify and save Ferguson harmless from and against any liability to third parties for loss of life, personal injury, property damage or otherwise which arises in connection with Renner’s usage of the Ferguson Property, and all costs and expenses, including attorneys’ fees, which Ferguson may incur in connection with any such liabilities; provided, however, that the foregoing shall not apply to any liabilities which are proximately caused by the negligence or willful misconduct of Ferguson or its agents.  The foregoing indemnity and obligation of Renner shall be binding upon Renner and its successors and assigns.

b.      Ferguson agrees that it shall defend, indemnify and save Renner harmless from and against any liability to third parties for loss of life, personal injury, property damage or otherwise which arises in connection with Ferguson’s usage of the Renner Property, and all costs and expenses, including attorneys’ fees, which Renner may incur in connection with any such liabilities; provided, however, that the foregoing shall not apply to any liabilities which are proximately caused by the negligence or willful misconduct of Renner or its agents. The foregoing indemnity and obligation of Ferguson shall be binding upon Ferguson and its successors and assigns,

5.             Nature of Easement.   The burdens of the Easement shall run with the Ferguson Property and the Renner Property and shall be binding upon Ferguson, Renner and every successor owner of the Ferguson Property and the Renner Property.  The easements shall inure to the benefit of the Renner Property and the Ferguson Property.

6.             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

7.             Counterparts.  This Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument.

8.             Governing Law.   This Agreement and all the provisions hereof shall be governed by and construed in accordance with the laws of the State of Kansas.

IN WITNESS WHEREOF, the parties hereto have executed this Easement Agreement as of the date first set forth above.

FERGUSON:

J & J PROPERTIES, L.L.C.

By:	/s/ James S. Ferguson
James S. Ferguson

The foregoing Reciprocal Easement Agreement was acknowledged before me this day of 1st day of June, 2004, by James S. Ferguson of J & J Properties, L.L.C., a Kansas limited liability company.

/s/ Vickie J. Fastnacht
Notary Public in and for
Said County and State

My Commission Expires:

11/26/2005

Renner

Renner PARTNERS, a Kansas limited
liability company

	By:	/s/ James C. Ferguson
James C. Ferguson, Trustee of the
Ferguson Living Trust dated August 19, 1996
MEMBER

J&J Properties, LLC, MEMBER
a Kansas Limited Liability Company

By:	/s/ James S. Ferguson

BEN-LEE, L.L.C., MEMBER
a Kansas Limited Liability Company

By:	/s/ Don Crabtree

William E. White, Jr., MEMBER

The foregoing Reciprocal Easement Agreement was acknowledged before me this day of 1st day of June, 2004, by James S. Ferguson; William E. White, Jr., Member of Renner Partners, L.L.C., a Kansas limited liability company.

/s/ Vickie J. Fastnacht
Notary Public in and for
Said County and State

My Commission Expires:

11/26/2005

EXHIBIT ‘A’

All of Lot 4, RENNER BUSINESS CENTER, a subdivision in the City of Lenexa, Johnson County, Kansas, excepting therefrom:

A tract of land being part of Lot 4, RENNER BUSINESS CENTER, a subdivision in the City of Lenexa, Johnson County, Kansas, being more particularly described as follows:

Commencing at the Southeast corner of said Lot 4, RENNER BUSINESS CENTER, as now platted; Thence S 89°02’43” W, along the South line of said Lot 4, 204.57 feet, to the Point of Beginning; Thence, continuing along said South line, S 89°02’43” W, 157.50 feet; Thence N 00°57’14” W, 292.04 feet, to a point on the North line of said Lot 4; Thence Southeasterly along said North line, along a curve to the left, having an initial tangent bearing of S 77°15’03”E, a radius of 330.00 feet, and an arc length of 47.68 feet; Thence continuing along said North line, S 85°32’14” E, 111.02 feet; Thence S 00°57’17” E, 273.64 feet, to the Point of Beginning, containing 44,328.44 square feet, or 1.02 acres, more or less.

EXHIBIT ‘B’

Tract II

A tract of land being part of Lot 4, RENNER BUSINESS CENTER, a subdivision in the City of Lenexa, Johnson County, Kansas, being more particularly described as follows:

Commencing at the Southeast comer of said Lot 4, RENNER BUSINESS CENTER, as now platted; Thence S 89°02’43” W, along the South line of said Lot 4, 204.57 feet, to the Point of Beginning; Thence, continuing along said South line, S 89°02’43” W, 157.50 feet; Thence N 00°57’14” W, 292.04 feet, to a point on the North line of said Lot 4; Thence Southeasterly along said North line, along a curve to the left, having an initial tangent bearing of S 77°15’03”E, a radius of 330.00 feet, and an arc length of 47.68 feet; Thence continuing along said North line, S 85°32’14” E, 111.02 feet; Thence S 00°57’17” E, 273.64 feet, to the Point of Beginning, containing 44,328.44 square feet, or 1.02 acres, more or less.

PARKING LICENSE

THIS AGREEMENT made and entered into this 12 day of April, 2005, by and between J & J Properties, L.L.C., a Kansas Limited Liability Company (“Building A Owner”), 116 Renner Partners, L.L.C. (“Building B Owner”) and ICOP Digital, Inc., a Colorado corporation (“Building B Tenant” and/or “Tenant”).

WHEREAS, Building B Owner desires to lease Building B to the Building B Tenant who desires to lease the building from the Building B Owner,

WHEREAS, in order to properly utilize Building B the Tenant requires the use of an additional six (6) parking spaces, which spaces were available on Lot A which is owned by the Building A Owner;

WHEREAS, the Building A Owner is a member of the Building B Owner limited liability company and desires that Building B Owner enter into such lease with the Building B Tenant;

NOW, THEREFORE, in consideration of the mutual promises as hereinafter set forth, in order to induce the Building B Tenant to execute the Building B Lease, the payment by the Building B Owner to the Building A Owner of $10 per year rent Provided failure to pay such rent will not cancel the license until Tenant is given written notice and thirty (30) days in which to pay any unpaid rent and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             The Building A Owner, in order to induce the Building B Tenant to execute the Lease Agreement of even date herewith with the Building B Owner hereby grants the Building B Tenant a License to use the six striped parking places as shown on Exhibit A attached hereto and made a part hereof without payment of any addition fee by the Building B Tenant except pursuant to its right to cure any nonpayment rent by Building B Owner as set forth above..

2.             The term of such License shall commence on July 1, 2005 (or such other date as shall become the Commencement Date under Tenant’s Building B Lease Agreement and shall continue for (a) the entire five year initial term of the Building B Lease, (b) shall be extended under either of the two five year optional extensions of term pursuant to such Lease to June 30, 2015 and June 30, 2020 respectively, if and only if Tenant validly exercises each such option pursuant to the terms of such Lease and thereafter continues to occupy the building as tenant.

3.             The License shall expire on the earlier to occur of the following dates: (a) June 30, 2005 if the first extension option under its Lease with the Building B Owner is not timely exercised; (b) June 30, 2010 if tenant timely exercises the first extension option; (c) June 30, 2020 if Tenant timely exercises the second extension option in which events the License shall be extended and run contemporaneous with any extended term of the Lease pursuant to the two options to extend; (d) the date on which the Lease is earlier terminated pursuant to any of the provisions thereof including any termination resulting from a default of Tenant pursuant to the terms of the Lease; (e) the day of assignment by Tenant of any of it’s rights under the Lease; and (f) the date of sale by the Building B Owner to Building B Tenant pursuant to Tenant’s exercise of its purchase right under the Lease Agreement.

4.             This Agreement is made and entered into in the State of Kansas as of the date first above written and shall be governed in accordance with the laws of the State of Kansas.

5.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

J & J PROPERTIES, L.L.C.

By:	/s/ James S. Ferguson

116 RENNER PARTNERS, L.L.C.

By:	/s/ James C. Ferguson
James C. Ferguson, Trustee of the Ferguson Living
Trust
dated August 19, 1996, MEMBER

J&J Properties, LLC, MEMBER
A Kansas Limited Liability Company

By:	/s/ James S. Ferguson
James S. Ferguson

BEN-LEE, L.L.C., MEMBER
A Kansas Limited Liability Company

By:	/s/ Don Crabtree

William E. White
MEMBER

ICOP DIGITAL, INC.

By:	/s/ David C. Owen
Name:	David C. Owen
Title:	President/CEO